Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee
574-371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Announces Fourth Quarter and Full-Year 2016 Preliminary Sales Results

•	Preliminary net sales of $2.013 billion for the fourth quarter represent an increase of 4.1% over the prior year period, and an increase of 4.4% on an adjusted, constant currency basis

•	Preliminary net sales of $7.684 billion for the full year represent an increase of 28.1% compared to 2015, or an increase of 3.4% on a constant currency, adjusted pro forma basis

(WARSAW, IN) January 10, 2017—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today announced preliminary financial results for the fourth quarter and full year ended December 31, 2016.

Based on preliminary unaudited financial information, the Company expects fourth quarter net sales to be approximately $2.013 billion, an increase of 4.1% over the prior year period. On an adjusted, constant currency basis, revenue increased by 4.4% over the prior year period, with the recently acquired LDR

Holding Corporation contributing approximately 230 basis points. Excluding the contribution from the LDR transaction and adjusting for one less billing day in the quarter, the Company estimates that revenues increased 3.5% over the fourth quarter of 2015. Previously, the Company had estimated fourth quarter revenue growth to be in a range of 1.0% to 2.0% on a similar basis.

Preliminary full year net sales are projected to be $7.684 billion, an increase of 28.1% over the prior year. On a constant currency, adjusted pro forma basis, the Company expects that full year revenue increased by 3.4% over the prior year, with the recently acquired LDR Holding Corporation contributing approximately 110 basis points. Therefore, full year revenues increased by 2.3% on a constant currency, adjusted pro forma basis, excluding the contribution from the LDR transaction. Previously, the Company had estimated full year revenue growth to be in a range of 1.65% to 1.90% on a similar basis.

The Company is unable to provide updated GAAP (reported) guidance for full-year 2016 diluted earnings per share, without unreasonable efforts, as the Company is finalizing the accounting for certain integration-related items that are excluded from the computation of adjusted diluted earnings per share. The Company now expects full year 2016 adjusted diluted earnings per share to be towards the upper end of the previously estimated range of $7.90 to $7.95.

“Zimmer Biomet’s solid fourth quarter sales performance was driven by improved results in joint reconstruction and the continued strong momentum of our S.E.T. category and the Asia Pacific region,” said David Dvorak, President and CEO of Zimmer Biomet. “During the quarter, our commercial and operations teams around the world worked tirelessly to meet existing customer demand, as we continued to make progress towards harmonizing and optimizing our supply chain, manufacturing, and quality management systems. We look forward to sharing further highlights on our performance during our fourth quarter earnings call on January 31st.”

All of the information in this press release is preliminary and subject to completion of year-end financial reporting processes, reviews and audit.

Sales Tables

The following fourth quarter sales table provides preliminary results by geography and product category, as well as the percentage change compared to the prior year quarter on a reported basis and an adjusted constant currency basis. Additionally, the full year sales table provides results on a reported basis.

PRELIMINARY NET SALES - THREE MONTHS ENDED DECEMBER 31, 2016

(in millions, unaudited)

			Adjusted
			Constant
	Net	Reported	Currency
	Sales	% Change	% Change
Geographic Results
Americas	$1,268	5.3%	5.3%
EMEA	444	(2.0)	1.5
Asia Pacific	301	9.0	5.3

Total	$2,013	4.1	4.4

Product Categories
Knees
Americas	$444	0.5	0.6
EMEA	165	(1.1)	2.9
Asia Pacific	112	7.5	5.2

Total	721	1.2	1.8

Hips
Americas	254	1.7	1.7
EMEA	135	(0.9)	2.4
Asia Pacific	93	11.9	7.1

Total	482	2.8	2.9
S.E.T(1)	430	6.6	6.6
Dental	105	(8.7)	(8.6)
Spine & CMF	191	29.1	29.1
Other	84	(1.8)	(1.3)

Total	$2,013	4.1	4.4

(1)	Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

PRELIMINARY NET SALES - YEAR ENDED DECEMBER 31, 2016

(in millions, unaudited)

	Net
	Sales	% Change
Geographic Results
Americas	$4,803	31.1%
EMEA	1,730	22.0
Asia Pacific	1,151	25.5

Total	$7,684	28.1

Product Categories
Knees
Americas	$1,688	21.3
EMEA	638	19.2
Asia Pacific	426	21.8

Total	2,752	20.9
Hips
Americas	988	25.0
EMEA	522	14.8
Asia Pacific	358	24.3

Total	1,868	21.8
S.E.T(1)	1,645	35.5
Dental	428	27.5
Spine & CMF	662	63.7
Other	329	40.9

Total	$7,684	28.1

(1)	Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

ZIMMER BIOMET HOLDINGS, INC.

PRELIMINARY RECONCILIATION OF REPORTED % CHANGE TO

ADJUSTED CONSTANT CURRENCY % CHANGE AND

% CHANGE EXCLUDING LDR HOLDING CORPORATION

(unaudited)

	For the Three Months Ended
	December 31, 2016
				Adjusted
			Foreign	Constant
		Divestiture	Exchange	Currency
	% Change	Impact	Impact	% Change
Geographic Results
Americas	5.3%	—%	—%	5.3%
EMEA	(2.0)	—	(3.5)	1.5
Asia Pacific	9.0	(0.6)	4.3	5.3
Total	4.1	(0.1)	(0.2)	4.4

Product Categories
Knees
Americas	0.5	—	(0.1)	0.6
EMEA	(1.1)	—	(4.0)	2.9
Asia Pacific	7.5	(1.4)	3.7	5.2
Total	1.2	(0.2)	(0.4)	1.8

Hips
Americas	1.7	—	—	1.7
EMEA	(0.9)	—	(3.3)	2.4
Asia Pacific	11.9	—	4.8	7.1
Total	2.8	—	(0.1)	2.9
S.E.T	6.6	—	—	6.6
Dental	(8.7)	—	(0.1)	(8.6)
Spine & CMF	29.1	—	—	29.1
Other	(1.8)	—	(0.5)	(1.3)
Total	4.1	(0.1)	(0.2)	4.4
Impact of LDR Holding Corporation	(2.3)	—	—	(2.3)

% Change excluding LDR Holding Corporation	1.8	(0.1)	(0.2)	2.1

ZIMMER BIOMET HOLDINGS, INC.

PRELIMINARY RECONCILIATION OF REPORTED REVENUE % CHANGE TO

ADJUSTED CONSTANT CURRENCY DAY RATE % CHANGE

EXCLUDING LDR HOLDING CORPORATION

(unaudited)

Three Months Ended December 31, 2016:

Revenue % change	4.1%
Effect of one less billing day in the three months ended December 31, 2016 compared to the same prior year period	1.4
Effect from product divestitures	0.1
Impact of LDR Holding Corporation	(2.3)
Foreign exchange impact	0.2

Adjusted constant currency day rate % change excluding LDR Holding Corporation	3.5%

ZIMMER BIOMET HOLDINGS, INC.

PRELIMINARY RECONCILIATION OF REPORTED % CHANGE TO

CONSTANT CURRENCY ADJUSTED PRO FORMA % CHANGE TO

CONSTANT CURRENCY ADJUSTED PRO FORMA % CHANGE

EXCLUDING LDR HOLDING CORPORATION

(unaudited)

Year Ended December 31, 2016:

Revenue % change	28.1%
Effect from product divestitures	0.9
Effect from full year of Biomet revenue	(25.9)
Foreign exchange impact	0.3

Constant currency adjusted pro forma % change	3.4%
Impact of LDR Holding Corporation	(1.1)

Constant currency adjusted pro forma % change excluding LDR Holding Corporation	2.3%

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Preliminary sales growth information for the three-month period ended December 31, 2016 is presented on a GAAP (reported) basis and on an adjusted constant currency basis. Preliminary sales growth information for the year ended December 31, 2016 is presented on a GAAP (reported) basis and on a constant currency, adjusted pro forma basis. Adjusted revenue growth refers to a comparison against revenue for the prior year period adjusted to reflect the impact of the previously announced divestiture remedies. Constant currency growth rates exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases. Pro forma revenue growth refers to a comparison against revenue for the prior year that has been adjusted to reflect the inclusion of Biomet revenue on a GAAP basis. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release.

Projected diluted earnings per share for the full-year 2016 is presented on an adjusted basis. Projected adjusted diluted earnings per share excludes the effects of inventory step-up and other inventory and manufacturing related charges, certain claims, special items, intangible asset amortization, financing and other expenses/gains related to the Biomet merger and other acquisitions, the tax effects of these items and other certain tax adjustments. Special items include expenses resulting directly from our business combinations and/or global restructuring, quality and operational excellence initiatives, including employee termination benefits, certain contract terminations, consulting and professional fees, dedicated project personnel, asset impairment or loss on disposal charges and other items. Other certain tax adjustments primarily include internal restructuring transactions that provide the Company access to offshore funds in a tax efficient manner and adjustments to deferred tax liabilities recognized as part of acquisition-related accounting. As noted above, the Company is unable to provide updated projected diluted earnings per share for full-year 2016 on a GAAP (reported) basis, or a reconciliation of such GAAP guidance to full-year 2016 projected adjusted diluted earnings per share, without unreasonable efforts, as it is finalizing the accounting for certain integration-related items that are excluded from the computation of adjusted diluted earnings per share.

We use these non-GAAP financial measures internally to evaluate the performance of the business and believe they are useful measures that provide meaningful supplemental information to investors to consider when evaluating the performance of the Company. We believe these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported operating results, to perform trend analysis, to better identify operating trends that may otherwise be masked or distorted by these types of items and to provide additional transparency of certain items. In addition, certain of these non-GAAP financial measures are used as performance metrics in our incentive compensation programs.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, vendors and lenders and on our operating results and businesses generally; Biomet’s compliance with its Deferred Prosecution Agreement, as extended; the outcome of government investigations; price and product competition; the success of our quality and operational excellence initiatives; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA, while continuing to satisfy the demand for our products; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our reports filed with the U.S. Securities and Exchange Commission. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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